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                           SUBSIDIARIES OF THE COMPANY


      SUBSIDIARY                                STATE OF INCORPORATION

Amite Foundry and Machine, Inc.                        Louisiana

Prospect Foundry, Inc.                                 Minnesota

Quaker Alloy, Inc.                                     Pennsylvania

Canadian Steel Foundries Ltd.                          Quebec, Canada

Kramer International, Inc.                             Wisconsin

Empire Steel Castings, Inc.                            Pennsylvania

La Grange Foundry Inc.                                 Missouri

The G&C Foundry Company                                Ohio

Los Angeles Die Casting Inc.                           California

Canada Alloy Castings, Ltd.                            Ontario, Canada

Pennsylvania Steel Foundry &                           Pennsylvania
 Machine Company

Jahn Foundry Corp.                                     Massachusetts

PrimeCast, Inc.                                        Wisconsin

Inverness Castings Group, Inc.                         Delaware

Atchison Casting UK Limited                            England

Sheffield Forgemasters Group, Ltd.                     England

Sheffield Forgemasters Engineering Ltd.                England

Sheffield Forgemasters Rolls Ltd.                      England

Claremont Foundry, Inc.                                Delaware

London Precision Machine & Tool Ltd.                   Ontario, Canada

Foundrie d'Autun                                       Autun, France